EXHIBIT 5

                               ROBERT BRANTL, ESQ.
                                52 Mulligan Lane
                               Irvington, NY 10533
                                  914-693-3026

May 21, 2007

Tds (Telemedicine) Inc.
One Penn Plaza, Suite 1612
New York, NY 10119

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 which Tds (Telemedicine) Inc. proposes to file with the Securities and Exchange Commission registering 2,185,000 common shares which may be offered and sold by Tds (Telemedicine) Inc. under the 2007 Equity Incentive Option Plan (the "Shares"), I am of the opinion that all proper corporate proceedings have been taken so that the Shares, upon sale and payment therefor in accordance with the Plan, will be legally issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement referred to above.

               Yours,

               /s/ Robert Brantl
               ---------------------------
                    Robert Brantl

                                    * * * * *